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                                  EXHIBIT 23.2

                          CONSENT OF MARK SHELLEY, CPA

     I hereby consent to the reference to my name under the heading of "Experts" included in the Registration Statement of Intercell Corporation of which this Exhibit is a part, and in any amendments to the Registration Statement.





Date:  Januray 24, 1997        By:/s/ Mark Shelley
                                  ---------------------
                                      Mark Shelley, CPA